SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Sections 13 or 15(d) of the
                         Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): August 22, 2003
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                      FRESENIUS MEDICAL CARE HOLDINGS, INC.
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             (Exact name of registrant as specified in its charter)


                                    New York
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                 (State or other jurisdiction of incorporation)


        1-3720                                           13-3461988
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(Commission File Number                        (IRS Employer Identification No.)


                 95 Hayden Avenue Lexington, Massachusetts 02420
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               (Address or principal executive offices) (Zip Code)

       Registrant's telephone number, including area codes: (781) 402-9000
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                                 Not Applicable
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          (Former name or former address, if changed since last report)

ITEM 5.  Other Events


    Amendment to the 2003 Senior Credit Agreement

    On August 22, 2003, the Company and Fresenius Medical Care AG entered into Amendment No. 1 to their Amended and Restated Credit Agreement (hereafter the "2003 Senior Credit Agreement") with Bank of America N.A, Credit Suisse First Boston, Dresdner Bank AG New York, JPMorgan Chase Bank, The Bank of Nova Scotia and certain other lenders (collectively, the "Lenders") dated February 21, 2003, pursuant to which the Lenders have made available to the Company and Fresenius Medical Care AG a Tranche C Loan ("Loan C") in the amount of $400,000,000. The proceeds of Loan C, together with cash from operations, was used to voluntarily and permanently pay off the $500,000,000 Tranche B Loan under the 2003 Senior Credit Agreement.

    Loan C is a term loan facility of $400,000,000, scheduled to expire February 21, 2010 subject to an early repayment requirement on October 31, 2007 if the Trust Preferred Securities due February 1, 2008 are not repaid, refinanced or have their maturity extended. The terms of the Loan C require quarterly payments totaling $1,000,000 per quarter beginning with the third quarter of 2003. The interest rate for Loan C is LIBOR plus a percentage in accordance with the agreement that is 25 basis points less than the rate under the former Tranche B Loan. The revolving loan facility and Tranche A loan facility under the 2003 Senior Credit Agreement remain outstanding and were not impacted by the amendment.




                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              FRESENIUS MEDICAL CARE
                                              HOLDINGS, INC.


                                              /s/ MICHAEL BROSNAN
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DATE:     September 9, 2003                   Name:   Michael Brosnan
                                              Title:  Chief Financial Officer

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